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                                    EXHIBIT 10.4




Intel Corporation
2200 Mission College Blvd.
P.O. Box 58119
Santa Clara, CA 95052-8119
(408) 765-8080



July 18, 1994



Mr. Tom Mulvaney
General Counsel
VLSI CORPORATION
1109 McKay Drive
San Jose, CA  95131


VIA FACSIMILE AND COURIER

Re:    Right to Maintain Interest


Dear Tom:

Pursuant to Section 6(b)(4) of the Intel/VLSI Stock and Warrant Purchase Agreement dated as of July 8, 1992, Intel hereby unilaterally waives its right to maintain its ownership interest in VLSI.

Intel has informed VLSI of its intent to reduce its ownership in VLSI, as permitted per the restrictions of the Agreement and per SEC regulations. We would also like to inform you that Intel will no longer send a representative to act as an observer at VLSI board meetings. Therefore, please ensure that both Intel and Steve Nachtsheim's names are removed from all appropriate distribution lists.

We look forward to working with you over the coming months.

Sincerely,



/s/  Arvind Sodhani

Arvind Sodhani
Vice President and Treasurer

cc:   Steve Nachtsheim, Vice President & General Manager of Mobil and
         Home Products Group
      Les Vadasz, Sr. Vice President





                         An Equal Opportunity Employer